EX-99.B14-26-CRP1669

Waddell
& Reed
FINANCIAL      CONSENT TO LUMP SUM DISTRIBUTION
SERVICES            EXCEEDING $3,500.00

Plan Name _________________________________________________________

Participant's Name: __________________________________________________

INSTRUCTIONS:  Part A or Part B must be completed.

PART A:   I understand that the amount to which I am entitled from the Plan exceeds $3,500.00. I further understand that I (and my spouse, if I am married) must consent to the distribution being made in order to receive it, and that my spouse's consent must be before a Notary Public or a Plan Representative.

I hereby consent to the distribution of an amount greater than $3,500.00. Attached to this form is my Election to Waive the Joint and Survivor Annuity, and my spouse's consent to this election.

_______________________            ____________________
Participant's Signature                 Date

                      SPOUSE'S CONSENT TO DISTRIBUTION

I hereby consent to the distribution of an amount greater than $3,500.00 to my spouse.

________________________      ____________________
Participant's Signature                 Date

STATE OF ____________________)
COUNTY _____________________)

Subscribed and sworn to before me, a Notary Public in and for said County and State, this ___________________ day of _____________________, 19___.

___________________________        My Commission Expires: _____________
Notary Public

                               OR

The foregoing consent was signed before me this _____ day of __________________, 19___.

__________________________________
Plan Representative and Title

PART B:             STATEMENT OF UNMARRIED PARTICIPANT

( ) I am not married

_________________________          _________________
Participant's Signature                 Date

Marital status verified by:

_________________________          _________________
Plan Administrator                 Date

RETURN TO YOUR PLAN SPONSORCRP1669